As filed with the Securities and Exchange Commission on June 17, 2013Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

FIFTH & PACIFIC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-2842791 (I.R.S. Employer Identification Number)
1441 Broadway
New York, New York 10018
 (Address of Principal Executive Offices)
_______________

Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan

 (Full Title of the Plan)
_______________

Nicholas Rubino, Esq.
Fifth & Pacific Companies, Inc.
Senior Vice President—Chief Legal Officer, General Counsel and Secretary
5901 West Side Avenue
North Bergen, New Jersey  07047
 (Name and Address of Agent for Service)

(201) 295-6000
(Telephone Number, Including Area Code,
of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $1.00 per share)	9,500,000		$21.31	$202,445,000	$27,613.50
Common Stock (par value $1.00 per share)	237,787	(3)	$21.31	$5,067,241	$0

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is based on the average of the high and low prices reported by the New York Stock Exchange on June 12, 2013, which is within five (5) business days prior to the date of this Registration Statement.

(3)
The offer and sale of 237,787 shares registered hereby were previously registered for sale under the registrant’s 2011 Stock Incentive Plan pursuant to the registration statement on Form S-8 (File No. 333-174783) filed and effective on June 8, 2011.

FIFTH & PACIFIC COMPANIES, INC.
REGISTRATION STATEMENT ON FORM S-8

STATEMENT REGARDING COMPLIANCE WITH INSTRUCTION E OF FORM S-8

Fifth & Pacific Companies, Inc. a Delaware corporation (“FNP”), has filed this Registration Statement to register the offer and sale of 9,737,787 shares of FNP’s Common Stock, par value $1.00 per share (the “Shares”) pursuant to the Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan (the “2013 Plan”). Contemporaneously with the filing of this Registration Statement, FNP is filing with the Securities and Exchange Commission (the “Commission”) Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-174783) filed and effective on June 8, 2011 (the “2011 Registration Statement”) pursuant to which FNP registered the offer and sale of 3,000,000 shares of the Common Stock pursuant to the Liz Claiborne, Inc. 2011 Stock Incentive Plan (the “2011 Plan”).

FNP desires to have the Shares registered for the 2013 Plan to include 237,787 shares (the “Carryover Shares”) whose offer and sale were registered under the 2011 Registration Statement. Following the filing of this Registration Statement, the Carryover Shares are no longer available for new awards under the respective plans under which they previously were registered.

Consequently, in accordance with Interpretation 89 under Section G, “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (as supplemented):

1.	FNP is carrying over from the 2011 Registration Statement and registering the offer and sale of 237,787 shares of the Common Stock under the 2013 Plan pursuant to this Registration Statement;

2.
$160.81 of the registration fee paid in connection with the 2011 Registration Statement is allocable to the Carryover Shares, and is carried over to this Registration Statement with respect to the Carryover Shares; and

3.
contemporaneously with the filing of this Registration Statement, the 2011 Registration Statement is being amended on a post-effective basis to discuss the transfer of shares from the 2011 Plan to the 2013 Plan.

FIFTH & PACIFIC COMPANIES, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

Item 1.   Plan Information.

The documents containing the information specified in this Item 1 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.   Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation by Reference.

The following documents are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013 (the “Annual Report”).

(b)
The Company’s Current Reports on Form 8-K filed with the SEC on January 14, 2013, January 15, 2013, January 18, 2013, January 18, 2013, January 22, 2013, February 6, 2013, February 13, 2013, February 21, 2013, April 19, 2013, May 2, 2013 and May 17, 2013.

(c)	The Company’s Current Report on Form 10-Q for the fiscal quarter ended March 30, 2013, filed with the SEC on May 2, 2013.

(d)
The description of securities to be registered contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the Registrant’s Common Stock and preferred stock purchase rights, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

The legality of the Registrant’s Common Stock being registered hereunder will be passed upon by Nicholas Rubino, Esq., Senior Vice President—Chief Legal Officer, General Counsel and Secretary of the Registrant. As of June 3, 2013, Mr. Rubino had a beneficial interest in an aggregate of 421,157 shares of the Registrant’s Common Stock, inclusive of options to purchase 300,500  shares of the Registrant’s Common Stock and restricted stock units that upon vesting on July 1, 2013 may be settled for 114,600  shares of the Registrant’s Common Stock.

Item 6.   Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The Company currently maintains officers’ and directors’ liability insurance with a policy limit of $20,000,000 insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made by the Company to such officers and directors.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3(a) to Registrant’s Current Report on Form 8-K dated May 28, 2009)

4.2	Amendment to the Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3(a) to Registrant’s Current Report on Form 8-K dated June 3, 2010)

4.3	Amendment to the Restated and Amended Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3(a) to Registrant’s Current Report on Form 8-K dated May 17, 2013)

4.4	Registrant’s 2013 Stock Incentive Plan (incorporated herein by reference to Registrant’s Proxy Statement filed on April 3, 2013)

5.1	Opinion of counsel

23.1	Consent of counsel (included in the opinion).

23.2	Consent of Deloitte & Touche LLP

Item 9.                      Undertakings.

1)	The undersigned Registrant hereby undertakes:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and,

iii)	To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2)
That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

3)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Bergen, State of New Jersey, on this 14th day of June, 2013.

FIFTH & PACIFIC COMPANIES, INC.	FIFTH & PACIFIC COMPANIES, INC.
By: /s/ George M. Carrara	By: /s/ Michael Rinaldo
George M. Carrara Chief Financial Officer (Principal financial officer)	Michael Rinaldo Vice President-Corporate Controller and Chief Accounting Officer (Principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William L. McComb	Chief Executive Officer and Director	June 14, 2013
William L. McComb	(Principal executive officer)

/s/ George M. Carrara	Chief Financial Officer	June 14, 2013
George M. Carrara	(Principal financial officer)

/s/ Michael Rinaldo	Vice President-Corporate Controller and Chief Accounting Officer (Principal accounting officer)	June 14, 2013
Michael Rinaldo

/s/ Bernard W. Aronson	Director	June 14, 2013
Bernard W. Aronson

/s/ Lawrence Benjamin	Director	June 14, 2013
Lawrence Benjamin

/s/ Raul J. Fernandez	Director	June 14, 2013
Raul J. Fernandez

/s/ Kenneth B. Gilman	Director	June 14, 2013
Kenneth B. Gilman

/s/ Nancy J. Karch	Director and Chairman of the Board	June 14, 2013
Nancy J. Karch

/s/ Kenneth P. Kopelman	Director	June 14, 2013
Kenneth P. Kopelman

/s/ Kay Koplovitz	Director	June 14, 2013
Kay Koplovitz

/s/ Arthur C. Martinez	Director	June 14, 2013
Arthur C. Martinez

/s/ Doreen A. Toben	Director	June 14, 2013
Doreen A. Toben

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3(a) to Registrant’s Current Report on Form 8-K dated May 28, 2009)

4.2	Amendment to the Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3(a) to Registrant’s Current Report on Form 8-K dated June 3, 2010)

4.3	Amendment to the Restated and Amended Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3(a) to Registrant’s Current Report on Form 8-K dated May 17, 2013)

4.4	Registrant’s 2013 Stock Incentive Plan (incorporated herein by reference to Registrant’s Proxy Statement filed on April 3, 2013)

5.1	Opinion of counsel

23.1	Consent of counsel (included in the opinion).

23.2	Consent of Deloitte & Touche LLP